Exhibit 21

LIST OF SUBSIDIARIES

1.	Capital Resources Group, Ltd.
2.	Coastal Homeowners Insurance Specialists, Inc.
3.	Pinpoint Adjusting Corporation
4.	Pinpoint Inspection Corporation
5.	Pinpoint Property Appraisal Corporation
6.	Pinpoint Residential Inspection Corporation
7.	Quoters, Inc.
8.	Tiger Home Services, Inc.
9.	Tigerquote.com Insurance & Financial Services Group, Inc.
10.	Tigerquote.com Insurance Solutions, Inc.
11.	Tigerquote.com Insurance Services of California, Inc.
12.	Tigerquote.com Insurance Solutions of Colorado, Inc.
13.	Tigerquote.com Insurance Agency of Georgia, Inc.
14.	Tigerquote.com Insurance Solutions of Illinois, Inc.
15.	Tigerquote.com Insurance Solutions of Indiana, Inc.
16.	Tigerquote.com Insurance Solutions of Iowa, Inc.
17.	Tigerquote.com Insurance Solutions of Kentucky, Inc.
18.	Tigerquote.com Insurance Services of Michigan, Inc.
19.	Tigerquote.com Insurance Solutions of Missouri, Inc.
20.	Tigerquote.com Insurance Solutions of Nevada, Inc.
21.	Tigerquote.com Insurance Agency of New York, Inc.
22.	Tigerquote.com Insurance Solutions of Ohio, Inc.
23.	Tigerquote.com Insurance Solutions of Oregon, Inc.
24.	Tigerquote.com Insurance Solutions of Pennsylvania, Inc.
25.	Tigerquote.com Insurance Solutions of Tennessee Inc.
26.	Tigerquote.com Insurance Solutions of Texas, Inc.
27.	Tigerquote.com Insurance Solutions of Vermont, Inc.
28.	Tigerquote.com Insurance Solutions of Virginia, Inc.
29.	Tigerquote.com Insurance Solutions of Washington, Inc.
30.	Tigerquote.com Insurance Solutions of Wisconsin, Inc.
31.	Tigerquote.com Life Managing General Agency, Inc.
32.	Tigerquote.com Managing General Agency, Inc.
33.	Universal Property Management
34.	Universal Adjusting Corporation
35.	Universal Florida Insurance Agency Inc.
36.	Universal Inspection Corporation
37.	Universal Insurance Holding Company of Florida
38.	Universal Life Support Corporation
39.	Universal Property & Casualty Insurance Company
40.	Universal Risk Advisors, Inc.
41.	Izano Sports
42.	World Financial Resources Ltd
43.	Paul Revere Health Plans, Inc.
44.	Eproperty & Casualty, Inc.
45.	Universal Risk Life Advisors, Inc.
46.	Atlas Florida Financial Corporation
47.	Atlas Premium Finance Company
48.	Blue Atlantic Reinsurance Corporation
49.	Infinity Property & Casualty Insurance Company (name changed to American Platinum Property and Casualty Insurance Company)
50.	Universal Logistics Corporation
51.	Financial & Insurance Management Resources, Inc.
52.	Universal Protection Plans, Inc.